Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                                       $360,000

                                  FAMS, L.L.C.

                                PROMISSORY NOTE

                                                          Hartford, Connecticut
                                                               December 1, 1997

      FOR VALUE RECEIVED the undersigned, FAMS, L.L.C., a New Jersey limited liability company (the "Company") hereby promises to pay to the order of Farmstead Telephone Group, Inc., a Delaware corporation ("Holder"), the principal sum of Three Hundred Sixty Thousand Dollars ($360,000), in legal tender of the United States with interest thereon at the rate set forth below, and all amounts which may become due under any other document evidencing the indebtedness herein described. Principal, together with interest due hereon, shall be payable to Holder at such place as Holder may designate in writing, in sixty (60) equal consecutive monthly installments of principal plus interest accrued thereon, the first such payment of which shall be due and payable on the first to occur of either (i) the first day of the month following the month in which the Company moves its principal offices located at 11 Colonial Drive, Lot 1, Block 460-C, Centennial Corporate Park, Piscataway, New Jersey into newly acquired office space; or (ii) April 1, 1998 (the date upon which the first payment becomes due and payable to Holder in accordance with the terms set forth herein shall be referred to as the "First Payment Date"), and, for the next succeeding fifty-nine (59) months, such payment shall be due and payable on the first day of each month thereafter until all principal and interest due hereunder is paid in full.

      This Note shall have the following additional terms and provisions:

      1. Interest. This Note shall bear interest at the rate of one and one-half percent (1.5%) above the prime lending rate, as published in the Wall Street Journal on the date hereof.

      2. Prepayment. This Note may be pre-paid in whole or in part by the Company upon ten (10) days advanced written notice to Holder.

      3. Events of Default; Acceleration. The following shall constitute "Events of Default:

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            a.    If the Company shall fail to make payments due hereunder
                  within ten (10) days of the date such payment is due, whether at maturity or some other date fixed for payment;

            b. If the Company becomes insolvent or if a creditors' committee is appointed for the business of the Company; or if the Company makes an assignment for the benefit of creditors, or is adjudicated bankrupt, or if a petition in bankruptcy or for reorganization or to effect a plan of arrangement with creditors is filed by or against the Company; or if the Company applies for or permits the appointment of a receiver or trustee for any of its property or assets; or if any such receiver or trustee is appointed for any of its properties or assets, or if any of the above actions or proceedings are commenced by or against the Company;

            c.    If the Company is dissolved or liquidated;

            d. If there shall be a material breach by the Company or Farmstead Asset Management Services, L.L.C. ("FAMS"), a Delaware limited liability company, of any term, covenant, condition, agreement or representation and warranty set forth in that certain Purchase and Sale Agreement of even date herewith, by and among FTG Venture Corporation, a Delaware corporation ("FVC"), the Company, the Holder and FAMS (the "Agreement") which material breach shall continue without cure for thirty (30) days after mailing, by certified mail, of written notice of said breach by Holder to the Company;

            e. If there shall be an Event of Default by FAMS, as such term is defined in that certain Guaranty Agreement dated the 1st day of December, 1997, by and between FAMS and the Holder;

            f. If there shall be an Event of Default by FAMS, as such term is defined in that certain Security Agreement dated the 1st day of December, 1997, by and between Holder and FAMS;

            g. If there shall be an Event of Default by FAMS as such term is defined in that certain Lease Agreement, dated March 20, 1996, by and between H. Harding Brown, David J. Frischman, Douglas Friedrich and Robert K. Brown, Substituted Co-Trustees Under Trust Indenture dated the 25th day of June, 1968 (the "Landlord") and FAMS for that certain property located at, and known as, 11 Colonial Drive, Lot 1, Block 460-C, Centennial Corporate Park, Piscataway, New Jersey (the "Lease"), such Event of Default occurring on or after the date hereof, provided, however, that, for the purposes of this Note, it shall not be an Event of Default under the Lease if the rent due and owing

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                  the Landlord under the Lease is not paid by FAMS as a result of the operation of Section 6.4 of the Purchase and Sale Agreement; and

            h. Failure to maintain the standby letter of credit (the "Letter of Credit"), as more particularly described in Section 1.5 of the Agreement, for a period commencing on the date hereof and ending on April 15, 1999, or in the event of a default by either the Company or FAMS under any loan agreements, credit agreements, reimbursement agreements, or debt instruments of any kind or description between either the Company or FAMS and any Institutional Bank Lender as such term is defined in
                  Section 5 hereof.

If any of the foregoing Events of Default shall occur, Holder may at any time (unless all defaults shall theretofore have been remedied) at Holder's option, by written notice to the Company, declare this Note to be due and payable. Upon mailing of such notice this Note shall immediately mature and become due and payable together with interest accrued thereon and Holder may exercise Holder's rights under Section 4 hereof.

      4. Remedies on Default, Etc. In case one or more Events of Default shall occur and be continuing, and this Note shall be due and payable as set forth in Section 3 hereof and, subject to the terms hereof, Holder may proceed to protect and enforce Holder's rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. In the event of default, the Company agrees to pay to Holder such further amount as shall be sufficient to cover the costs and expenses of collection, and all costs related to Holder's enforcement of Holder's rights under this Note, including, without limitation, reasonable attorneys' fees and expenses whether or not a formal action is commenced. No right, power or remedy conferred hereby upon Holder shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute, or otherwise. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver hereof or otherwise prejudice Holder's rights, powers and remedies.

      5. Subordination. The Holder hereby agrees that its rights to payment under this Note and the debt evidenced hereby are subordinate to any loans or obligations owing to an "Institutional Bank Lender" (hereinafter defined) by the Company. As used herein, the term "Institutional Bank Lender" means any bank, savings and loan association, finance company, trust company, insurance company, pension fund, investment advisor, charitable foundation, or venture capital company approved by Seller which approval shall not be unreasonably withheld, all of which shall be actively involved in financing commercial businesses. Lender further agrees that if there occurs an event of default as defined under any of the loan documents evidencing the obligations of the Company to an Institutional Bank Lender, the Holder shall not seek payments due under this Note for a period of one hundred eighty (180) days from the date of the default. The foregoing subordination shall be effective without the necessity of having further instruments executed hereunder to effect such subordination. Holder shall execute, acknowledge and deliver, within ten (10) days after demand, such further

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instruments evidencing such subordination of this Note as may be requested by any Institutional Lender making a loan to the Company.

      6. Security Agreement. The obligations of the Company pursuant to this Note shall be secured by certain collateral of the Company under the terms and conditions set forth in that certain Security Agreement of even date herewith, by and between the Company and the Holder, substantially in the form of Exhibit A, attached hereto.

      7. Exchange of Notes. At the request of Holder and subject to the terms hereof, upon surrender of this Note to the Company at its principal office, the Company at its expense will issue in exchange thereof a new Note or Notes, in such denomination or denominations and payable to the order of such payee or payees as may be requested. Such new Note or Notes shall be in the form of this Note and shall be in an aggregate principal amount equal to the principal amount of this Note then outstanding.

      8. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnification agreement by Holder in a form reasonably acceptable to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor.

      9. Transfer of Note. Transfer of this Note is subject to restrictions imposed by federal and state securities laws.

      10. Notices. Any notice, request or instruction to be given hereunder shall be in writing, shall be delivered by facsimile transmission, or courier, or mailed by certified mail, return receipt requested, postage prepaid and addressed as follows: if to the Company at FAMS, LLC, 11 Colonial Drive, Lot 1, Block 460-C, Centennial Corporate Park, Piscataway, New Jersey 08854; and if to Holder, addressed to Holder's address as shown on the records of the Company. Either of the addresses specified above may be changed by notice given as herein provided. All communications will be deemed effective upon receipt.

      11. General. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of the terms of this Note. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder=os successors and assigns. This Note may not be modified or altered in any manner except by a writing signed by both parties. The failure of Holder at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by Holder of any condition of this Note or the breach of any provision hereof, whether by conduct or otherwise, in any one or more instances shall be

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deemed to be construed as a further or continuing waiver of any such condition or breach. By accepting this Note, Holder agrees to be bound by the terms and conditions hereof.

      12. COMMERCIAL TRANSACTION. THE COMPANY ACKNOWLEDGES THAT THE DELIVERY OF THIS NOTE IS PART OF A COMMERCIAL TRANSACTION AND VOLUNTARILY AND KNOWINGLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS WHICH IT MAY HAVE PURSUANT TO ANY LAW OR CONSTITUTIONAL PROVISION TO ANY NOTICE OR HEARING PRIOR TO ANY ATTEMPT BY HOLDER TO OBTAIN A PREJUDGMENT REMEDY IN CONNECTION HEREWITH, AND, FURTHER WAIVES DEMAND, PRESENTMENT FOR PAYMENT, AND NOTICE OF DISHONOR. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PRECEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS NOTE AND ANY ASSIGNMENT HEREOF.

                                        FAMS, L.L.C


                                        By: s/s Allan W. Anger, Jr.
                                            ----------------------------------
                                            Its President
                                            Duly Authorized

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